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                                                                    EXHIBIT 23.3

                        LEE KEELING AND ASSOCIATES, INC.
                             PETROLEUM CONSULTANTS
                             3500 FIRST PLACE TOWER
                               15 EAST 5TH STREET
                         TULSA, OKLAHOMA 74103-4350 USA
                                 (918) 587-5521
                               FACSIMILE 587-2881

                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

     We hereby consent to the references to our firm and to our reports effective January 1, 1996, in the Registration Statement on Form S-3 of Comstock Resources, Inc., a Nevada corporation, to be filed with the Securities and Exchange Commission on or about October 25, 1996. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

                                            LEE KEELING AND ASSOCIATES, INC.

                                            By: /s/   KENNETH RENBERG
                                            ------------------------------------
                                                      Kenneth Renberg
                                                       Vice President

Tulsa, Oklahoma
October 25, 1996